EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement of our report dated July 21, 2005, relating to the financial statements of Wireless Peripherals, Inc.
Sweeney, Gates & Co.
Fort Lauderdale, Florida
November 5, 2007